Exhibit 99.1

Thanks to everyone for your passionate posts, as well as your concerns about yesterday’s news. We expect nothing less from our customers, who have guided us and made us who we are over the last twelve years. While we’re very limited in what we can say at this point, we’d like to assure you of a simple fact: We will never veer from our core value of ‘obsessing about the member experience’. We know the absolute importance of delivering a great experience to our members. That’s our biggest priority now and moving forward.

The decision announced yesterday will accelerate our efforts at satisfying the growing needs of our members. This includes an increased pool of available cars during peak demand times on weekends and holidays, better mobile technology for reservations and customer service and Zipcars in more cities in the U.S. and abroad. It also means we will have the opportunity to launch some exciting new services that we believe will redefine urban mobility. These benefits are real, and will have positive impacts for our member base.

Rest assured, our core value of delivering a great member experience will remain a top priority. And so will our commitment to this tremendous car sharing community.